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                                  LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               400 COLONY SQUARE
                                   SUITE 2200
                          1201 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA  30361
                            TELEPHONE (404) 817-6000
                           TELECOPIER (404) 817-6050


                                                  OTHER OFFICES:
                                                  Charleston, South Carolina
                                                  Charlotte, North Carolina
                                                  Columbia, South Carolina
                                                  Greenville, South Carolina
                                                  Lexington, South Carolina
                                                  Myrtle Beach, South Carolina


                                August 14, 1996

Harry's Farmers Market, Inc.
1180 Upper Hembree Road
Roswell, Georgia  30076

Gentlemen:

          We have acted as counsel to Harry's Farmers Market, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (Reg. No. 333-______) (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 700,000 shares (the "Shares") of the Company's Class A Common Stock, no par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

          This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

          Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,
                              NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                              /s/  John L. Latham
                              --------------------------------------------
                              John L. Latham, Esq., A Partner